Janet Nittmann jnittmann@doversaddlery.com Tel 978-952-8062 x218

For Immediate Release

Dover Saddlery Reports Improved Second Quarter 2010 Financial Results

LITTLETON, MA – August 10, 2010 — Dover Saddlery, Inc. (NASDAQ: DOVR), the leading multichannel retailer of equestrian products, today reported financial results for the second quarter ended June 30, 2010.

Second Quarter Results

Total revenues for the second quarter increased 3.9% to $19.9 million compared to $19.1 million in the second quarter of 2009. Retail channel revenues increased 4.5% to $7.0 million, same-store sales increased 3.7% and direct channel revenues increased 3.6% to $12.9 million.

Net income for the quarter increased 156% to $869,000 or $0.16 per diluted share, compared to $340,000 or $0.06 per diluted share in the second quarter of 2009. Income from investments increased $397,000 due primarily to a non-recurring gain in the Hobby Horse investment, attributable to the proceeds from a life insurance contract on a former Hobby Horse officer. In addition, Adjusted EBITDA for the second quarter of 2010 increased 11.5% to $1.52 million, compared to $1.36 million in the second quarter of 2009. During the second quarter, Dover Saddlery also launched HorsePharm, a joint venture which delivers equine pharmaceuticals by mail at very competitive prices.

“We are pleased with our results for the second quarter, sales have increased through all channels, and our new retail stores are performing well,” said Stephen L. Day, president and CEO of Dover Saddlery. “Net income, even when excluding the non-recurring gain from the Hobby Horse investment, has increased 39% from $340,000 to $472,000 due to increased sales and efficiencies in our operations.”

Year-to-Date Results

For the first six months of 2010, total revenues increased 1.6% to $36.1 million, compared to $35.5 million for the same period in 2009. Revenues from the retail channel increased 1.3% to $11.5 million, same-store sales increased 0.5% and direct channel revenues increased 1.8% to $24.6 million.

Net income for the first six months of 2010 increased to $677,000 or $0.12 per diluted share, compared to a loss of $(250,000) or $(0.05) per share for the corresponding period in 2009. Income from investments increased $401,000 due primarily to the non-recurring gain discussed above. In addition, Adjusted EBITDA for the first six months of 2010 increased 130% to $1.71 million compared to $0.74 million in the corresponding period in 2009.

A reconciliation of the net income calculated in accordance with GAAP and the non-GAAP Adjusted EBITDA measure is provided in the table accompanying this earnings release.

Business Outlook 2010

Until there is greater long-term visibility on economic conditions and consumer behavior, the Company is not providing guidance on business prospects in 2010.

Today’s Teleconference and Webcast

Dover Saddlery will be hosting a conference call at 8:30 A.M. ET today to discuss the second quarter 2010 results. Investors are invited to listen to the earnings conference call over the Internet through the company’s website at http://investor.shareholder.com/DOVR/, this web cast will be archived for a year.

About Dover Saddlery, Inc. Dover Saddlery, Inc. (NASDAQ:DOVR — News) is the leading multi-channel retailer of equestrian products in the United States. Founded in 1975 in Wellesley, Massachusetts, by United States Equestrian team members, Dover Saddlery has grown to become The Source® for equestrian products. Dover offers a broad and distinctive selection of competitively priced, brand-name products for horse and rider through catalogs, the Internet and company-owned retail stores. Dover Saddlery, Inc. serves the English rider and through Smith Brothers, the Western rider. The Source®, Dover Saddlery® and Smith Brothers® are registered marks of Dover Saddlery.

For more information, please call 1-978-952-8062 or visit www.DoverSaddlery.com.

Forward-Looking Statements
This press release includes “forward-looking statements” within the meaning of section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including without limitation statements made about the Company’s business outlook for fiscal 2010, the prospects for continued revenue growth and cash flow and earnings improvements. All statements other than statements of historical fact included in this press release regarding the company’s strategies, plans, objectives, expectations, and future operating results are forward-looking statements. Although Dover believes that the expectations reflected in such forward-looking statements are reasonable at this time, it can give no assurance that such expectations will prove to have been correct. These forward-looking statements involve significant risks and uncertainties, including those discussed in this release and others that can be found in “Item 1A Risk Factors” of Dover Saddler’s Annual Report on Form 10-K for the fiscal year ended December 31, 2009. Dover Saddlery is providing this information as of this date and does not undertake any obligation to update any forward-looking statements contained in this document as a result of new information, future events or otherwise. No forward-looking statement can be guaranteed and actual results may differ materially from those Dover Saddlery projects.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(unaudited)

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009

Revenues, net- direct	$12,901	$12,456	$24,603	$24,178
Revenues, net – retail stores	6,954	6,654	11,478	11,333

Revenues, net — total	$19,855	$19,110	$36,081	$35,511
Cost of revenues	12,404	12,049	22,783	22,764

Gross profit	7,451	7,061	13,298	12,747
Selling, general and administrative expenses	6,163	5,934	12,056	12,500

Income from operations	1,288	1,127	1,242	247
Interest expense, financing and other related costs, net	259	338	510	650
Other investment income, net	(423)	(26)	(420)	(19)

Income (loss) before income tax provision (benefit)	1,452	815	1,152	(384)
Provision (benefit) for income taxes	583	475	475	(134)

Net income (loss)	$869	$340	$677	$(250)

Net income (loss) per share
Basic	$0.16	$0.07	$0.13	$(0.05)

Diluted	$0.16	$0.06	$0.12	$(0.05)

Number of shares used in per share calculation
Basic	5,268,000	5,187,000	5,266,000	5,187,000
Diluted	5,454,000	5,259,000	5,425,000	5,187,000

Other Operating Data:

Number of retail stores(1)	13	13	13	13
Capital expenditures	183	41	214	281
Gross profit margin	37.5%	37.0%	36.9%	35.9%

(1) Includes twelve Dover-branded stores and one Smith Brothers store; the North Kingstown, RI Dover-branded store opened in Q1 2009.

DOVER SADDLERY, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands, except share and per share data)
(unaudited)

	June 30,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$904	$732
Accounts receivable	706	827
Inventory	16,188	15,301
Prepaid catalog costs	713	1,164
Prepaid expenses and other current assets	1,086	780
Deferred income taxes	85	—

Total current assets	19,682	18,804
Net property and equipment	3,295	3,365

Other assets:
Deferred income taxes	691	709
Intangibles and other assets, net	722	684

Total other assets	1,413	1,393

Total assets	$24,390	$23,562

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of capital lease obligation and outstanding checks	$612	$676
Accounts payable	1,798	2,305
Accrued expenses and other current liabilities	3,785	4,083
Income taxes payable	288	350
Deferred income taxes	—	22

Total current liabilities	6,483	7,436

Long-term liabilities:
Revolving line of credit	3,900	3,000
Subordinated notes payable, net	5,168	5,091
Capital lease obligation, net of current portion	149	132

Total long-term liabilities	9,217	8,223

Stockholders’ equity:
Common stock, par value $0.0001 per share; 15,000,000 shares authorized; issued 5,277,161 as of June 30, 2010 and 5,263,975 as of December 31, 2009	1	1
Additional paid in capital	45,291	45,181
Treasury stock, 795,865 shares at cost	(6,082)	(6,082)
Accumulated deficit	(30,520)	(31,197)

Total stockholders’ equity	8,690	7,903

Total liabilities and stockholders’ equity	$24,390	$23,562

Non-GAAP Financial Measures and Information

From time to time, in addition to financial results determined in accordance with generally accepted accounting principles in the United States (“GAAP”), the Company provides financial information determined by methods other than in accordance with GAAP. The Company’s management uses these non-GAAP measures in its analysis of the Company’s performance and ongoing operations. The Company believes that these non-GAAP operating measures supplement our GAAP financial information and provide useful information to investors for evaluating the Company’s operating results, and trends that may be affecting the Company’s business, as they allow investors to more readily compare our operations to prior financial results, and our future performance. These disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures that may be presented by other companies

When we use the term “Adjusted EBITDA”, we are referring to net income minus interest income and other income plus interest expense, income taxes, non-cash stock-based compensation, depreciation, amortization and other investment loss. We present Adjusted EBITDA because we consider it an important measure of our performance and believe it is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

The following table reconciles net income to Adjusted EBITDA (in thousands):

	Three Months Ended		Six Months Ended
	June 30,	June 30,	June 30,	June 30,
	2010	2009	2010	2009
Net income (loss)	$869	$340	$677	$(250)
Depreciation	183	188	369	400
Amortization of intangible assets	2	2	3	3
Stock-based compensation	45	44	91	90
Interest expense, financing and	259	338	510	650
other related costs, net
Other investment income	(423)	(26)	(420)	(19)
Provision (benefit) for income taxes	583	475	475	(134)

Adjusted EBITDA	$1,518	$1,361	$1,705	$740